CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-45949, File No. 333-68855 and File No. 333-77111) of PMA Capital Corporation of our report dated February 2, 2000 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 2, 2000 relating to the financial statement schedules, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

New York, New York
March 29, 2000